Exhibit 99.1

News Release
TransUnion Announces Fourth Quarter and Full-Year 2023 Results
•Grew revenue by 6 percent (5 percent organic constant currency) in the fourth quarter with growth across all segments led by International; grew 2023 full-year revenue by 3 percent
•Announced next step in transformation program, which is expected to deliver $120 to $140 million of annualized operating expense savings and $70 to $80 million capital expenditure reduction in 2026 relative to 2023 levels
•Prepaid $25 million in debt in the fourth quarter and $250 million in full year 2023
•Providing 2024 financial guidance, we expect to deliver 3 percent to 5 percent revenue growth

CHICAGO, February 13, 2024 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter and full-year ended December 31, 2023.
Fourth Quarter 2023 Results
Revenue:
•Total revenue for the quarter was $954 million, an increase of 6 percent (5 percent on an organic constant currency basis), compared with the fourth quarter of 2022.
Earnings:
•Net income attributable to TransUnion was $6 million for the quarter, compared with $46 million for the fourth quarter of 2022. Diluted earnings per share was $0.03, compared with $0.24 in the fourth quarter of 2022. Net income attributable to TransUnion margin was 1 percent, compared with 5 percent in the fourth quarter of 2022. Our fourth quarter 2023 net income attributable to TransUnion, diluted earnings per share and net income attributable to TransUnion margin include expenses associated with our transformation plan, as described below.
•Adjusted Net Income was $156 million for the quarter, compared with $152 million for the fourth quarter of 2022. Adjusted Diluted Earnings per Share for the quarter was $0.80, compared with $0.78 in the fourth quarter of 2022.
•Adjusted EBITDA was $326 million for the quarter, an increase of 1 percent (1 percent on a constant currency basis) compared with the fourth quarter of 2022. Adjusted EBITDA margin was 34 percent, compared with 36 percent in the fourth quarter of 2022.

“TransUnion ended the year by exceeding our fourth quarter financial guidance for revenue, Adjusted EBITDA and Adjusted Diluted EPS and re-accelerating revenue growth,” said Chris Cartwright, President and CEO. “U.S. Markets grew as lending and marketing activity remained subdued but consistent with prior quarter. Our International segment again grew double-digits, led by India, Canada, Asia Pacific and Africa.”

“In the fourth quarter, we also announced and began the next step in our transformation program, aimed at optimizing our operating model and streamlining our technology onto a common product delivery platform, branded OneTru. We expect this two-year program to drive material cost savings while accelerating innovation and increasing organic growth.”

“In 2024, we expect to deliver 3 to 5 percent revenue growth with expanding Adjusted EBITDA margins, assuming slow economic growth and no in-year benefits from interest rate cuts. Our innovative solutions and diversified vertical, product and geographic portfolio continue to drive performance and we believe position us to accelerate growth as lending and marketing activity recovers.”

Fourth Quarter 2023 Segment Results
U.S. Markets:
U.S. Markets revenue was $608 million, an increase of 3 percent compared with the fourth quarter of 2022.
•Financial Services revenue was $305 million, an increase of 3 percent compared with the fourth quarter of 2022.
•Emerging Verticals revenue was $303 million, an increase of 2 percent compared with the fourth quarter of 2022.
Adjusted EBITDA was $202 million, consistent with the fourth quarter of 2022.
International:
International revenue was $215 million, an increase of 14 percent (13 percent on a constant currency basis) compared with the fourth quarter of 2022.
•Canada revenue was $36 million, an increase of 14 percent (14 percent on a constant currency basis) compared with the fourth quarter of 2022.
•Latin America revenue was $31 million, an increase of 13 percent (5 percent on a constant currency basis) compared with the fourth quarter of 2022.
•United Kingdom revenue was $51 million, an increase of 6 percent (flat on a constant currency basis) compared with the fourth quarter of 2022.
•Africa revenue was $16 million, an increase of 3 percent (12 percent on a constant currency basis) compared with the fourth quarter of 2022.
•India revenue was $57 million, an increase of 28 percent (30 percent on a constant currency basis) compared with the fourth quarter of 2022.
•Asia Pacific revenue was $23 million, an increase of 14 percent (13 percent on a constant currency basis) compared with the fourth quarter of 2022.
Adjusted EBITDA was $95 million, an increase of 15 percent (13 percent on a constant currency basis) compared with the fourth quarter of 2022.
Consumer Interactive:
Consumer Interactive revenue was $150 million, an increase of 7 percent compared with the fourth quarter of 2022.
Adjusted EBITDA was $68 million, a decrease of 6 percent compared with the fourth quarter of 2022.

Full Year 2023 Results
Revenue:
•Total revenue for the year was $3,831 million, an increase of 3 percent (4 percent on a constant currency basis, 3 percent on an organic constant currency basis) compared with 2022.
Earnings:
•Net (loss) income attributable to TransUnion was $(206) million for the year, compared with $266 million in 2022. Diluted (loss) earnings per share was $(1.07), compared with $1.38 in 2022. Net (loss) income attributable to TransUnion margin was (5) percent, compared with 7 percent in 2022. Our 2023 net (loss) attributable to TransUnion, diluted (loss) earnings per share and net (loss) attributable to TransUnion margin include expenses associated with our transformation plan, as described below, and a goodwill impairment recognized in the third quarter of 2023.
•Adjusted Net Income was $655 million for the year, compared with $699 million in 2022. Adjusted Diluted Earnings per Share was $3.37, compared with $3.62 in 2022.
•Adjusted EBITDA was $1,344 million for the year, essentially flat (an increase of 1 percent on a constant currency basis, 1 percent on an organic constant currency basis) compared with 2022. Adjusted EBITDA margin was 35 percent, compared with 36 percent in 2022.
Transformation Plan
On November 15, 2023, we announced a multi-year transformation plan to optimize our operating model and continue to advance our technology. In the fourth quarter of 2023, we incurred total expenses associated with this transformation plan of $78 million, comprised of restructuring expenses for employee separation and non-cash impairment charges associated with leased facilities, as well as other business optimization expenses. See our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the Securities and Exchange Commission (“SEC”) later this month for further information regarding this matter.
Liquidity and Capital Resources
Cash and cash equivalents were $480 million at December 31, 2023 and $585 million at December 31, 2022. For the twelve months ended December 31, 2023, we prepaid $250 million of our Senior Secured Term Loan B-6, funded from our cash-on-hand. We also used proceeds from the October 27, 2023 refinancing of our Senior Secured Term Loan A-3 to prepay $300 million of Senior Secured Term Loan B-6. Additionally, we refinanced our existing revolving credit facility with a new tranche of revolving credit commitments in an aggregate principal amount of $600 million (an increase of $300 million).
On February 8, 2024, the Company refinanced its Senior Secured Term Loan B-6. The aggregate principal amount of this debt instrument immediately following the transaction was approximately $1.9 billion. As a result of the transaction, the margin was set to 2.00% and is no longer a function of our total net leverage ratio. Additionally, the credit spread adjustment was removed. The new pricing on our debt is SOFR plus margin of 2.00%. The Senior Secured Term Loan B-6 remains subject to quarterly principal payments with the remaining balance due December 1, 2028.
For the twelve months ended December 31, 2023, cash provided by operating activities of continuing operations was $649 million compared with cash provided by operating activities of continuing operations of $301 million in 2022. The increase in cash provided by operating activities of continuing operations was due primarily to prior year taxes paid on the gain from the divestiture of our Healthcare business and lower bonus and commission payments in the current year, partially offset by an increase in interest expense. Cash used in investing activities of continuing operations was $319 million for 2023 compared with $719 million in 2022. The decrease in cash used in investing activities of continuing operations was due primarily to a net decrease in cash outflows for acquisitions and divestitures, partially offset by the proceeds from the sale of discontinued operations. Capital expenditures as a percent of revenue represented 8% for 2023 and 2022. For 2023, cash used in financing activities of continuing operations was $439 million compared with $821 million in 2022. Cash used in financing activities of continuing operations decreased due primarily to a decrease in debt payments and cash used to pay employee taxes on restricted stock units.
Revision of Previously Issued Financial Statements
During the fourth quarter of 2023, the Company identified an error in the classification of certain costs between cost of services and selling, general and administrative in our Consolidated Statements of Operations, which resulted in an understatement of cost of services and an overstatement of selling, general and administrative in equal and offsetting amounts resulting in no impact to total operating expenses, operating income or net income. This error was incremental to the classification error of employee costs related to certain of our recent acquisitions that was identified in the second quarter of 2023. In addition, we corrected an immaterial error related to an over accrual of expenses, net of the related income tax effect, during the twelve months ended December 31, 2021, that had previously been corrected out of period during the twelve months ended December 31, 2022. We will provide additional information regarding this matter in our Annual Report on Form 10-K for the year ended December 31, 2023.
A summary of the revision to the impacted financial statement line items in the Company’s previously issued Consolidated Statements of Operations is shown on Schedule 8, “Revision of Previously Issued Financial Statements.”
As a result of the classification error described above, the Company identified a material weakness in its internal control over financial reporting.
First Quarter and Full Year 2024 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company, including general macroeconomic conditions, interest rates and inflation. There are numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.

	Three Months Ended March 31, 2024		Twelve Months Ended December 31, 2024
(in millions, except per share data)	Low	High	Low	High
Revenue, as reported	$971	$980	$3,960	$4,020
Revenue growth[1]:
As reported	3%	4%	3%	5%
Constant currency[1,2]	3%	4%	3%	5%
Organic constant currency[1,3]	3%	4%	3%	5%

Net income attributable to TransUnion	$22	$27	$211	$244
Net income attributable to TransUnion growth	(58)%	(49)%	202%	218%
Net income attributable to TransUnion margin	2.3%	2.7%	5.3%	6.1%

Diluted Earnings per Share	$0.11	$0.14	$1.08	$1.24
Diluted Earnings per Share growth	(59)%	(49)%	202%	217%

Adjusted EBITDA, as reported[5]	$324	$331	$1,398	$1,441
Adjusted EBITDA growth, as reported[4]	1%	3%	4%	7%
Adjusted EBITDA margin	33.4%	33.8%	35.3%	35.8%

Adjusted Diluted Earnings per Share[5]	$0.79	$0.81	$3.57	$3.74
Adjusted Diluted Earnings per Share growth	(2)%	1%	6%	11%

1.Additional revenue growth assumptions:
a.The impact of changing foreign currency exchange rates is expected to have an insignificant impact for Q1 2024 and FY 2024.
b.There is no impact from recent acquisitions for Q1 2024 and FY 2024.
c.The impact of mortgage is expected to be approximately 1 point of benefit for Q1 2024 and 1.5 points of benefit for FY 2024. These impacts are calculated by removing the U.S. mortgage revenue from both the current year and prior year periods.
2.Constant currency growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
3.Organic constant currency growth rates are constant currency growth excluding inorganic growth. Inorganic growth represents growth attributable to the first twelve months of activity for recent business acquisitions. There is no impact from recent business acquisitions in Q1 2024 and FY 2024.
4. Additional Adjusted EBITDA assumptions:
a.The impact of changing foreign currency exchange rates is expected to have an insignificant impact for Q1 2024 and FY 2024.
5.For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 7 of this Earnings Release.

Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.
About TransUnion (NYSE: TRU)
TransUnion is a global information and insights company with over 13,000 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good® — and it leads to economic opportunity, great experiences and personal empowerment for millions of people around the world.
http://www.transunion.com/business
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,”

“will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in the forward-looking statements, or that could materially affect our financial results or such forward-looking statements include:
•macroeconomic effects and changes in market conditions, including the impact of inflation, risk of recession, and industry trends and adverse developments in the debt, consumer credit and financial services markets, including the impact on the carrying value of our assets in all of the markets where we operate;
•our ability to provide competitive services and prices;
•our ability to retain or renew existing agreements with large or long-term customers;
•our ability to maintain the security and integrity of our data;
•our ability to deliver services timely without interruption;
•our ability to maintain our access to data sources;
•government regulation and changes in the regulatory environment;
•litigation or regulatory proceedings;
•our ability to effectively manage our costs;
•our efforts to execute our transformation plan and achieve the anticipated benefits and savings;
•our ability to remediate existing material weaknesses in internal control over financial reporting and maintain effective internal control over financial reporting or disclosure controls and procedures;
•economic and political stability in the United States and international markets where we operate;
•our ability to effectively develop and maintain strategic alliances and joint ventures;
•our ability to timely develop new services and the market’s willingness to adopt our new services;
•our ability to manage and expand our operations and keep up with rapidly changing technologies;
•our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions;
•our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property;
•our ability to defend our intellectual property from infringement claims by third parties;
•geopolitical conditions and other risks associated with our international operations;
•the ability of our outside service providers and key vendors to fulfill their obligations to us;
•further consolidation in our end-customer markets;
•the increased availability of free or inexpensive consumer information;
•losses against which we do not insure;
•our ability to make timely payments of principal and interest on our indebtedness;
•our ability to satisfy covenants in the agreements governing our indebtedness;
•our ability to maintain our liquidity;
•share repurchase plans; and
•our reliance on key management personnel.
There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC in February 2024, and our Annual Report on Form 10-K for the year ended December 31, 2022, as well as our quarterly reports for the quarters ended September 30, 2023, June 30, 2023 and March 31, 2023, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission. You should evaluate all forward-looking statements made in this report in the context of these risks and uncertainties.

The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$479.9	$585.3
Trade accounts receivable, net of allowance of $16.4 and $11.0	721.5	602.2
Other current assets	275.9	262.7
Total current assets	1,477.3	1,450.2
Property, plant and equipment, net of accumulated depreciation and amortization of $804.4 and $711.3	199.3	218.2
Goodwill	5,176.0	5,551.4
Other intangibles, net of accumulated amortization of $2,719.8 and $2,268.6	3,515.3	3,675.5
Other assets	739.4	771.0
Total assets	$11,107.3	$11,666.3
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$253.5	$250.4
Short-term debt and current portion of long-term debt	89.6	114.6
Other current liabilities	661.8	540.5
Total current liabilities	1,004.9	905.5
Long-term debt	5,250.8	5,555.5
Deferred taxes	592.9	762.0
Other liabilities	153.2	173.9
Total liabilities	7,001.8	7,396.9
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at December 31, 2023 and December 31, 2022; 200.0 million and 198.7 million shares issued as of December 31, 2023 and December 31, 2022, respectively; and 193.8 million and 192.7 million shares outstanding as of December 31, 2023 and December 31, 2022, respectively	2.0	2.0
Additional paid-in capital	2,412.9	2,290.3
Treasury stock at cost; 6.2 million and 6.0 million shares at December 31, 2023 and December 31, 2022, respectively	(302.9)	(284.5)
Retained earnings	2,157.1	2,446.6
Accumulated other comprehensive loss	(260.9)	(284.5)
Total TransUnion stockholders’ equity	4,008.2	4,169.9
Noncontrolling interests	97.3	99.5
Total stockholders’ equity	4,105.5	4,269.4
Total liabilities and stockholders’ equity	$11,107.3	$11,666.3

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$954.3	$902.1	$3,831.2	$3,709.9
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	380.6	354.6	1,517.3	1,385.1
Selling, general and administrative	303.9	273.9	1,171.6	1,179.4
Depreciation and amortization	133.3	130.1	524.4	519.0
Goodwill impairment	—	—	414.0	—
Restructuring	75.3	—	75.3	—
Total operating expenses	893.0	758.5	3,702.7	3,083.5
Operating income	61.3	143.5	128.5	626.3
Non-operating income and (expense)
Interest expense	(71.0)	(67.5)	(288.2)	(230.9)
Interest income	5.7	1.6	20.7	4.7
Earnings from equity method investments	4.6	3.3	16.3	13.0
Other (expense) income, net	(6.4)	(9.8)	(22.7)	(30.0)
Total non-operating (expense) and income	(67.1)	(72.4)	(273.9)	(243.3)
(Loss) income from continuing operations before income taxes	(5.8)	71.2	(145.3)	383.0
Benefit (provision) for income taxes	15.4	(35.8)	(44.7)	(118.9)
Income (loss) from continuing operations	9.5	35.3	(190.1)	264.1
Discontinued operations, net of tax	—	15.0	(0.7)	17.4
Net income (loss)	9.5	50.4	(190.8)	281.5
Less: net income attributable to noncontrolling interests	(3.5)	(3.9)	(15.4)	(15.2)
Net income (loss) attributable to TransUnion	$6.1	$46.4	$(206.2)	$266.3

Income (loss) from continuing operations	$9.5	$35.3	$(190.1)	$264.1
Less: income from continuing operations attributable to noncontrolling interests	(3.5)	(3.9)	(15.4)	(15.2)
Income (loss) from continuing operations attributable to TransUnion	6.0	31.4	(205.4)	248.9
Discontinued operations, net of tax	—	15.0	(0.7)	17.4
Net income (loss) attributable to TransUnion	$6.1	$46.4	$(206.2)	$266.3

Basic earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion	$0.03	$0.16	$(1.06)	$1.29
Discontinued operations, net of tax	—	0.08	—	0.09
Net income (loss) attributable to TransUnion	$0.03	$0.24	$(1.07)	$1.38
Diluted earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion	$0.03	$0.16	$(1.06)	$1.29
Discontinued operations, net of tax	—	0.08	—	0.09
Net income (loss) attributable to TransUnion	$0.03	$0.24	$(1.07)	$1.38
Weighted-average shares outstanding:
Basic	193.7	192.7	193.4	192.5
Diluted	194.3	193.1	193.4	193.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(190.8)	$281.5
Less: Discontinued operations, net of tax	(0.7)	17.4
(Loss) income from continuing operations	(190.1)	264.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	524.4	519.0
Goodwill impairment	414.0	—
Loss on repayment of loans	7.6	9.4
Deferred taxes	(162.7)	(88.9)
Stock-based compensation	100.3	82.8
Other	26.0	22.6
Changes in assets and liabilities:
Trade accounts receivable	(133.6)	(37.5)
Other current and long-term assets	(12.7)	(17.7)
Trade accounts payable	(4.3)	(20.7)
Other current and long-term liabilities	80.4	(432.1)
Cash provided by operating activities of continuing operations	649.3	301.0
Cash used in operating activities of discontinued operations	(0.2)	(3.8)
Cash provided by operating activities	649.1	297.2
Cash flows from investing activities:
Capital expenditures	(310.7)	(298.2)
Proceeds from sale/maturity of other investments	82.3	143.5
Purchases of other investments	(53.5)	(146.1)
Investments in consolidated affiliates, net of cash acquired	—	(508.1)
Investments in nonconsolidated affiliates and purchase of convertible notes	(36.9)	(16.2)
Payment related to disposal of discontinued operations	(0.5)	103.6
Other	0.4	2.7
Cash used in investing activities of continuing operations	(318.9)	(718.8)
Cash used in investing activities of discontinued operations	—	(5.1)
Cash used in investing activities	(318.9)	(723.9)
Cash flows from financing activities:
Proceeds from Term Loans	655.8	—
Repayments of Term Loans	(347.7)	—
Repayments of debt	(650.0)	(714.6)
Debt financing fees	(3.3)	—
Proceeds from issuance of common stock and exercise of stock options	23.1	18.7
Dividends to shareholders	(81.8)	(77.8)
Employee taxes paid on restricted stock units recorded as treasury stock	(18.4)	(32.5)
Payment of contingent consideration	—	(2.8)
Distributions to noncontrolling interests	(16.5)	(11.5)
Cash used in financing activities of continuing operations	(438.8)	(820.5)
Effect of exchange rate changes on cash and cash equivalents	3.2	(9.9)
Net change in cash and cash equivalents	(105.4)	(1,257.1)
Cash and cash equivalents, beginning of period	585.3	1,842.4
Cash and cash equivalents, end of period	$479.9	$585.3
As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Non-GAAP Financial Measures
We present Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes, Adjusted Effective Tax Rate and Leverage Ratio for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, diluted earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are presented in the tables below.
We present Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes and Adjusted Effective Tax Rate as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. These are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours.
Our board of directors and executive management team use Adjusted EBITDA as an incentive compensation measure for most eligible employees and Adjusted Diluted Earnings per Share as an incentive compensation measure for certain of our senior executives.
Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to our Leverage Ratio which is partially based on Adjusted EBITDA. Investors also use our Leverage Ratio to assess our ability to service our debt and make other capital allocation decisions.
Consolidated Adjusted EBITDA

Management has excluded the following items from net income (loss) attributable to TransUnion in order to calculate Adjusted EBITDA for the periods presented:

•Discontinued operations, net of tax, as reported on our consolidated statements of operations. We exclude discontinued operations, net of tax because we believe it does not reflect the underlying and ongoing performance of our business operations.
•Net interest expense, which is the sum of interest expense and interest income as reported on our consolidated statements of operations.
•Provision for income taxes, as reported on our consolidated statements of operations.
•Depreciation and amortization, as reported on our consolidated statements of operations.
•Goodwill impairment, as reported on our consolidated statements of operations. We exclude goodwill impairment because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations during that period and such expense can vary significantly between periods.
•Stock-based compensation is used as an incentive to engage and retain our employees. It is predominantly a non-cash expense. We exclude stock-based compensation because it may not correlate to the underlying performance of our business operations during the period since it is measured at the grant date fair value and it is subject to variability as a result of performance conditions and timing of grants. These expenses are reported within cost of services and selling, general and administrative on our consolidated statements of operations.
•Operating model optimization program represents employee separation costs, facility lease exit costs, and other business process optimization expenses incurred in connection with the transformation plan discussed further in “Results of Operations - Factors Affecting Our Results of Operations.” We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business. Further, these costs will vary and may not be comparable during the transformation initiative as we progress toward an optimized operating model. These costs are reported in primarily in selling, general and administrative and restructuring expenses on our consolidated statements of operations.
•Accelerated technology investment includes Project Rise and the final phase of our technology investment announced in November 2023. Project Rise was announced in February 2020 and was originally expected to be completed in 2022. Following our acquisition of Neustar in December 2021, we recognized the opportunity to take advantage of Neustar’s capabilities to enhance and complement our cloud-based technology already under development as part of Project Rise. As a result, we extended Project Rise’s timeline to 2024 and increased the total estimated cost to approximately $240 million. In November 2023, we announced our plans to further leverage Neustar’s technology to standardize and streamline our product delivery platforms and to build a single global platform for fulfillment of our product lines. The additional investment is expected to be approximately $90 million during 2024 and 2025 and represents the final phase of the technology investment in our global technology infrastructure and core customer applications. We expect that the accelerated technology investment will fundamentally transform our technology infrastructure by implementing a global cloud-based approach to streamline product development, increase the efficiency of ongoing operations and maintenance, and enable a continuous improvement approach to avoid the need for another major technology overhaul in the foreseeable future. The unique effort to build a secure, reliable and performant hybrid cloud infrastructure requires us to dedicate separate resources in order to develop the new cloud-based infrastructure in parallel with our current on-premise environment by maintaining our existing technology team to ensure no disruptions to our customers. The costs associated with the accelerated technology investment are incremental and redundant costs that will not recur after the program has been completed and are not representative of our underlying operating performance. Therefore, we believe that excluding these costs from our non-GAAP measures provides a better reflection of our ongoing cost structure. These costs are primarily reported in cost of services and therefore do not include amounts that are capitalized as internally developed software.
•Mergers and acquisitions, divestitures and business optimization expenses are non-recurring expenses associated with specific transactions (exploratory or executed) and consist of (i) transaction and integration costs, (ii) post-acquisition adjustments to contingent consideration or to assets and liabilities that occurred after the acquisition measurement period, (iii) fair value and impairment adjustments related to investments and call and put options, (iv) transition services agreement income, and (v) a loss on disposal of a business. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary depending upon the timing of such transactions. These expenses are reported in costs of services, selling, general and administrative and other income and (expenses), net, on our consolidated statements of operations.
•Net other adjustments principally relate to: (i) deferred loan fee expense from debt prepayments and refinancing, (ii) currency remeasurement on foreign operations, (iii) other debt financing expenses consisting primarily of revolving credit facility deferred financing fee amortization and commitment fees and expenses associated with ratings agencies and interest rate hedging, (iv) legal and regulatory expenses, net, and (v) other non-operating (income) expense. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business and create variability between periods based on the nature and timing of the expense or income. These costs are reported in selling, general and administrative and in non-operating income and expense, net as applicable based on their nature on our consolidated statements of operations.

Consolidated Adjusted EBITDA Margin

Management defines Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by total revenue as reported.

Adjusted Net Income

Management has excluded the following items from net income (loss) attributable to TransUnion in order to calculate Adjusted Net Income for the periods presented:

•Discontinued operations, net of tax (see Consolidated Adjusted EBITDA above)
•Goodwill impairment (see Consolidated Adjusted EBITDA above)
•Amortization of certain intangible assets presents non-cash amortization expenses related to assets that arose from our 2012 change in control transaction and business combinations occurring after our 2012 change in control. We exclude these expenses as we believe they are not directly correlated to the underlying performance of our business operations and vary dependent upon the timing of the transactions that give rise to these assets. Amortization of intangible assets is included in depreciation and amortization on our consolidated statements of operations.
•Stock-based compensation (see Consolidated Adjusted EBITDA above)
•Operating model optimization program (see Consolidated Adjusted EBITDA above)
•Accelerated technology investment (see Consolidated Adjusted EBITDA above)
•Mergers and acquisitions, divestiture and business optimization (see Consolidated Adjusted EBITDA above)
•Net other is consistent with the definition in Consolidated Adjusted EBITDA above except that other debt financing expenses and certain other miscellaneous income and expense that are included in the adjustment to calculate Adjusted EBITDA are excluded in the adjustment made to calculate Adjusted Net Income.
•Total adjustments for income taxes relates to the cumulative adjustments discussed below for Adjusted Provision for Income Taxes. This adjustment is made for the reasons indicated in Adjusted Provision for Income Taxes below. Adjustments related to the provision for income taxes are included in the line item by this name on our consolidated statement of operations.

Adjusted Diluted Earnings Per Share

Management defines Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding.

Adjusted Provision for Income Taxes

Management has excluded the following items from our provision for income taxes for the periods presented:
•Tax effect of above adjustments represents the income tax effect of the adjustments related to Adjusted Net Income described above. The tax rate applied to each adjustment is based on the nature of each line item. We include the tax effect of the adjustments made to adjusted net income to provide a comprehensive view of our adjusted net income.
•Excess tax expense (benefit) for stock-based compensation is the permanent difference between expenses recognized for book purposes and expenses recognized for tax purposes, in each case related to stock-based compensation expense. We exclude this amount from the adjusted tax provision for income taxes in order to be consistent with the exclusion of stock-based compensation from the calculation of Adjusted Net Income.
•Other principally relates to (i) deferred tax adjustments, including rate changes, (ii) infrequent or unusual valuation allowance adjustments, (iii) return to provision, tax authority audit adjustments, and reserves related to prior periods, and (iv) other non-recurring items. We exclude these items because they create variability that impacts comparability between periods.

Adjusted Effective Tax Rate

Management defines Adjusted Effective Tax Rate as Adjusted Provision for Income Taxes divided by Adjusted income from continuing operations before income taxes. We calculate adjusted income from continuing operations before income taxes by excluding the pre-tax adjustments in the calculation of Adjusted Net Income discussed above and noncontrolling interest related to these pre-tax adjustments from (loss) income from continuing operations before income taxes.

Leverage Ratio
Management defines Leverage Ratio as net debt divided by Consolidated Adjusted EBITDA for the most recent twelve-month period including twelve months of Adjusted EBITDA from significant acquisitions. Net debt is defined as total debt less cash and cash equivalents as reported on the balance sheet as of the end of the period.
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
Free cash flow is defined as cash provided by operating activities less capital expenditures and is a measure we may refer to.
Refer to Schedules 1 through 7 for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Three Months Ended December 31, 2023 compared with the Three Months Ended December 31, 2022
	Reported	CC Growth[1]	Inorganic[2]	Organic Growth[3]	Organic CC Growth[4]
Revenue:
Consolidated	5.8%	5.4%	—%	5.8%	5.4%
U.S. Markets	2.6%	2.6%	—%	2.6%	2.6%
Financial Services	2.9%	2.9%	—%	2.9%	2.9%
Emerging Verticals	2.2%	2.2%	—%	2.2%	2.2%
International	14.2%	12.6%	—%	14.2%	12.6%
Canada	13.6%	13.8%	—%	13.6%	13.8%
Latin America	13.4%	5.3%	—%	13.4%	5.3%
United Kingdom	5.8%	0.1%	—%	5.8%	0.1%
Africa	3.2%	11.5%	—%	3.2%	11.5%
India	28.4%	30.1%	—%	28.4%	30.1%
Asia Pacific	13.7%	12.9%	—%	13.7%	12.9%
Consumer Interactive	6.6%	6.5%	—%	6.6%	6.5%

Adjusted EBITDA:
Consolidated	1.5%	1.2%	—%	1.5%	1.2%
U.S. Markets	0.3%	0.3%	—%	0.3%	0.3%
International	14.7%	13.2%	—%	14.7%	13.2%
Consumer Interactive	(5.5)%	(5.0)%	—%	(5.5)%	(5.0)%

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Twelve Months Ended December 31, 2023 compared with the Twelve Months Ended December 31, 2022
	Reported	CC Growth[1]	Inorganic[2]	Organic Growth[3]	Organic CC Growth[4]
Revenue:
Consolidated	3.3%	3.9%	0.5%	2.7%	3.3%
U.S. Markets	2.3%	2.3%	0.8%	1.5%	1.5%
Financial Services	2.0%	2.0%	1.6%	0.4%	0.4%
Emerging Verticals	2.7%	2.7%	—%	2.7%	2.7%
International	9.2%	12.2%	—%	9.2%	12.2%
Canada	8.8%	12.8%	—%	8.8%	12.8%
Latin America	6.8%	6.1%	—%	6.8%	6.1%
United Kingdom	(2.8)%	(3.3)%	—%	(2.8)%	(3.3)%
Africa	(1.8)%	10.9%	—%	(1.8)%	10.9%
India	25.6%	32.1%	—%	25.6%	32.1%
Asia Pacific	16.7%	17.2%	—%	16.7%	17.2%
Consumer Interactive	(0.9)%	(0.9)%	—%	(0.9)%	(0.9)%

Adjusted EBITDA:
Consolidated	(0.1)%	0.7%	(0.2)%	0.2%	0.9%
U.S. Markets	(2.6)%	(2.6)%	(0.4)%	(2.2)%	(2.2)%
International	9.8%	12.7%	—%	9.8%	12.7%
Consumer Interactive	(1.5)%	(1.2)%	—%	(1.5)%	(1.2)%
1.Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
2.Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
3.Organic growth rate is the reported growth rate less the inorganic growth rate.
4.Organic CC growth rate is the CC growth rate less inorganic growth rate.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
U.S. Markets gross revenue
Financial Services	$305.2	$296.5	$1,280.3	$1,255.1
Emerging Verticals	303.0	296.3	1,223.9	1,192.1
U.S. Markets gross revenue	$608.2	$592.8	$2,504.2	$2,447.3

International gross revenue
Canada	$36.3	$32.0	$139.5	$128.2
Latin America	31.3	27.6	120.6	112.9
United Kingdom	51.3	48.4	197.2	203.0
Africa	16.3	15.8	60.6	61.7
India	57.1	44.4	218.8	174.2
Asia Pacific	23.0	20.2	88.6	75.9
International gross revenue	$215.2	$188.5	$825.3	$755.9

Consumer Interactive gross revenue	$150.3	$141.0	$579.7	$585.3

Total gross revenue	$973.6	$922.3	$3,909.3	$3,788.4

Intersegment revenue eliminations
U.S. Markets	$(17.7)	$(18.4)	$(71.7)	$(71.5)
International	(1.4)	(1.5)	(5.7)	(6.0)
Consumer Interactive	(0.2)	(0.3)	(0.6)	(1.1)
Total intersegment revenue eliminations	$(19.3)	$(20.2)	$(78.1)	$(78.6)

Total revenue as reported	$954.3	$902.1	$3,831.2	$3,709.9

Adjusted EBITDA:
U.S. Markets	$201.7	$201.1	$846.8	$869.0
International	94.6	82.5	361.5	329.3
Consumer Interactive	68.3	72.3	278.2	282.3
Corporate	(38.6)	(34.6)	(142.8)	(135.7)

Adjusted EBITDA margin:[1]
U.S. Markets	33.2%	33.9%	33.8%	35.5%
International	44.0%	43.8%	43.8%	43.6%
Consumer Interactive	45.5%	51.3%	48.0%	48.2%
1.Segment Adjusted EBITDA margins are calculated using segment gross revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA Margin is calculated using total revenue as reported and consolidated Adjusted EBITDA.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income (loss) attributable to TransUnion to consolidated Adjusted EBITDA:
Net income (loss) attributable to TransUnion[6]	$6.1	$46.4	$(206.2)	$266.3
Discontinued operations, net of tax	—	(15.0)	0.7	(17.4)
Income (loss) from continuing operations attributable to TransUnion[6]	$6.0	$31.4	$(205.4)	$248.9
Net interest expense	65.4	65.9	267.5	226.2
(Benefit) provision for income taxes[6]	(15.4)	35.8	44.7	118.9
Depreciation and amortization	133.3	130.1	524.4	519.0
EBITDA[6]	$189.4	$263.1	$631.2	$1,113.1
Adjustments to EBITDA:
Goodwill impairment	$—	$—	$414.0	$—
Stock-based compensation	27.3	20.3	100.6	81.1
Operating model optimization program[1]	77.6	—	77.6	—
Accelerated technology investment[2,6]	17.0	19.2	70.6	54.0
Mergers and acquisitions, divestitures and business optimization[3]	10.1	14.3	34.6	50.7
Net other[4]	4.6	4.4	15.2	46.1
Total adjustments to EBITDA[6]	$136.6	$58.2	$712.5	$231.9
Consolidated Adjusted EBITDA[6]	$326.0	$321.3	$1,343.7	$1,344.9

Net income (loss) attributable to TransUnion margin[6]	0.6%	5.1%	(5.4)%	7.2%
Consolidated Adjusted EBITDA Margin[5,6]	34.2%	35.6%	35.1%	36.3%

As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
1.Consists of restructuring expenses of $71.9 million related to employee separation costs and $3.4 million related to non-cash facility lease impairments, as well as $2.3 million related to business process optimization expenses included primarily in selling, general and administrative.
2.Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform including the redundant software costs during the migration period as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Foundational Capabilities	$8.0	$11.6	$35.8	$34.1
Migration Management	7.7	6.2	29.6	14.6
Program Enablement	1.3	1.4	5.2	5.3
Total accelerated technology investment	$17.0	$19.2	$70.6	$54.0
3.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Transaction and integration costs	$9.9	$10.1	$30.9	$56.9
Post-acquisition adjustments	(0.5)	—	4.3	(3.4)
Fair value and impairment adjustments	0.9	5.0	1.6	4.0
Transition services agreement income	(0.1)	(0.8)	(2.5)	(6.8)
Loss on business disposal	—	—	0.3	—
Total mergers and acquisitions, divestitures and business optimization	$10.1	$14.3	$34.6	$50.7

4.Net other consisted of the following adjustments:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Deferred loan fee expense from debt prepayments and refinancing	$6.2	$2.8	$9.3	$9.3
Currency remeasurement on foreign operations	(1.8)	1.0	4.8	6.3
Other debt financing expenses	0.7	0.4	2.2	1.7
Legal and regulatory expenses, net	—	—	—	28.4
Other non-operating (income) and expense	(0.5)	0.1	(1.0)	0.3
Total other adjustments	$4.6	$4.4	$15.2	$46.1
5.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.
6.Our results for the twelve months ended December 31, 2022 have been adjusted to correct an immaterial error related to an over accrual of expenses, net of the related income tax effect, during the twelve months ended December 31, 2021, that had previously been corrected out of period during the twelve months ended December 31, 2022. A portion of this error impacted our accelerated technology investment adjustment.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Income (loss) from continuing operations attributable to TransUnion[7]	$6.0	$31.4	$(205.4)	$248.9
Discontinued operations, net of tax	—	15.0	(0.7)	17.4
Net income (loss) attributable to TransUnion[7]	$6.1	$46.4	$(206.2)	$266.3

Weighted-average shares outstanding:
Basic	193.7	192.7	193.4	192.5
Diluted	194.3	193.1	193.4	193.1

Basic earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion[7]	$0.03	$0.16	$(1.06)	$1.29
Discontinued operations, net of tax	—	0.08	—	0.09
Net income (loss) attributable to TransUnion[7]	$0.03	$0.24	$(1.07)	$1.38
Diluted earnings (loss) per common share from:
Income (loss) from continuing operations attributable to TransUnion[7]	$0.03	$0.16	$(1.06)	$1.29
Discontinued operations, net of tax	—	0.08	—	0.09
Net income (loss) attributable to TransUnion[7]	$0.03	$0.24	$(1.07)	$1.38

Reconciliation of net income (loss) attributable to TransUnion to Adjusted Net Income:
Net income (loss) attributable to TransUnion[7]	$6.1	$46.4	$(206.2)	$266.3
Discontinued operations, net of tax	—	(15.0)	0.7	(17.4)
Income (loss) from continuing operations attributable to TransUnion[7]	$6.0	$31.4	$(205.4)	$248.9
Adjustments before income tax items:
Goodwill impairment	—	—	414.0	—
Amortization of certain intangible assets	72.4	75.6	293.6	306.7
Stock-based compensation	27.3	20.3	100.6	81.1
Operating model optimization program[1]	77.6	—	77.6	—
Accelerated technology investment[2,7]	17.0	19.2	70.6	54.0
Mergers and acquisitions, divestitures and business optimization[3]	10.1	14.3	34.6	50.7
Net other[4]	4.4	3.8	14.0	44.3
Total adjustments before income tax items[7]	$208.8	$133.2	$1,005.0	$536.8
Total adjustments for income taxes[5,7]	$(58.9)	$(13.1)	$(144.1)	$(86.8)
Adjusted Net Income[7]	$156.0	$151.6	$655.4	$698.9

Weighted-average shares outstanding:
Basic	193.7	192.7	193.4	192.5
Diluted	194.3	193.1	194.7	193.1

Adjusted Earnings per Share:[7]
Basic	$0.81	$0.79	$3.39	$3.63
Diluted	$0.80	$0.78	$3.37	$3.62

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of diluted earnings (loss) per share from net income attributable to TransUnion to Adjusted Diluted Earnings per Share:
Diluted earnings (loss) per common share from:[6]
Net income (loss) attributable to TransUnion[7]	$0.03	$0.24	$(1.07)	$1.38
Discontinued operations, net of tax	—	(0.08)	—	(0.09)
Income (loss) from continuing operations attributable to TransUnion[7]	$0.03	$0.16	$(1.06)	$1.29
Adjustments before income tax items:
Goodwill impairment	—	—	2.13	—
Amortization of certain intangible assets	0.37	0.39	1.51	1.59
Stock-based compensation	0.14	0.11	0.52	0.42
Operating model optimization program[1]	0.40	—	0.40	—
Accelerated technology investment[2,7]	0.09	0.10	0.36	0.28
Mergers and acquisitions, divestitures and business optimization[3]	0.05	0.07	0.18	0.26
Net other[4]	0.02	0.02	0.07	0.23
Total adjustments before income tax items[7]	$1.07	$0.69	$5.16	$2.78
Total adjustments for income taxes[5,7]	(0.30)	(0.07)	(0.74)	(0.45)
Impact of additional dilutive shares[6]	$—	$—	$0.02	$—
Adjusted Diluted Earnings per Share[7]	$0.80	$0.78	$3.37	$3.62

Each component of earnings per share is calculated independently, therefore, rounding differences exist in the table above.
1.Consists of restructuring expenses of $71.9 million related to employee separation costs and $3.4 million related to non-cash facility lease impairments, as well as $2.3 million related to business process optimization expenses included primarily in selling, general and administrative.
2.Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform including the redundant software costs during the migration period as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Foundational Capabilities	$8.0	$11.6	$35.8	$34.1
Migration Management	7.7	6.2	29.6	14.6
Program Enablement	1.3	1.4	5.2	5.3
Total accelerated technology investment	$17.0	$19.2	$70.6	$54.0

3.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Transaction and integration costs	$9.9	$10.1	$30.9	$56.9
Post-acquisition adjustments	(0.5)	—	4.3	(3.4)
Fair value and impairment adjustments	0.9	5.0	1.6	4.0
Transition services agreement income	(0.1)	(0.8)	(2.5)	(6.8)
Loss on business disposal	—	—	0.3	—
Total mergers and acquisitions, divestitures and business optimization	$10.1	$14.3	$34.6	$50.7

4.Net other consisted of the following adjustments:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Deferred loan fee expense from debt prepayments and refinancing	$6.2	$2.8	$9.3	$9.3
Currency remeasurement on foreign operations	(1.8)	1.0	4.8	6.3
Legal and regulatory expenses, net	—	—	—	28.4
Other non-operating expense	—	—	—	0.3
Total other adjustments	$4.4	$3.8	$14.0	$44.3

5. Total adjustments for income taxes represents the total of adjustments discussed to calculate the Adjusted Provision for Income Taxes.
6. Diluted share counts for Adjusted Diluted Earnings Per Share includes an additional 1.3 million of dilutive securities for the twelve months ended December 31, 2023, which are not included in GAAP diluted weighted-average shares outstanding due to the Company’s net loss position for the twelve months ended December 31, 2023.
7.     Our results for the twelve months ended December 31, 2022 have been adjusted to correct an immaterial error related to an over accrual of expenses, net of the related income tax effect, during the twelve months ended December 31, 2021, that had previously been corrected out of period the twelve months ended December 31, 2022. A portion of this error impacted our accelerated technology investment adjustment.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Adjusted Provision for Income Taxes, Effective Tax Rate and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(Loss) income from continuing operations before income taxes[2]	$(5.8)	$71.2	$(145.3)	$383.0
Total adjustments before income tax items from Schedule 3[2]	208.8	133.2	1,005.0	536.8
Adjusted income from continuing operations before income taxes[2]	$203.0	$204.4	$859.7	$919.8

Reconciliation of provision for income taxes to Adjusted Provision for Income Taxes
Benefit (provision) for income taxes[2]	15.4	(35.8)	(44.7)	(118.9)
Adjustments for income taxes:
Tax effect of above adjustments[2]	(45.5)	(34.1)	(135.6)	(117.4)
Eliminate impact of excess tax expenses/(benefits) for stock-based compensation	0.2	0.6	3.0	(5.0)
Other[1]	(13.7)	20.4	(11.5)	35.6
Total adjustments for income taxes[2]	$(58.9)	$(13.1)	$(144.1)	$(86.8)
Adjusted Provision for Income Taxes[2]	$(43.5)	$(48.9)	$(188.8)	$(205.7)

Effective tax rate[2]	263.1%	50.3%	(30.8)%	31.0%
Adjusted Effective Tax Rate[2]	21.4%	23.9%	22.0%	22.4%
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Other adjustments for income taxes include:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Deferred tax adjustments	$(13.5)	$4.7	$(12.9)	$6.7
Valuation allowance adjustments	4.8	18.4	4.0	25.7
Return to provision, audit adjustments, and reserves related to prior periods	(3.6)	(3.2)	(1.0)	(0.3)
Other adjustments	(1.4)	0.5	(1.6)	3.5
Total other adjustments	$(13.7)	$20.4	$(11.5)	$35.6

2.     Our results for the twelve months ended December 31, 2022 have been adjusted to correct an immaterial error related to the income tax effect an over accrual of expenses during the twelve months ended December 31, 2021, that had previously been corrected out of period during the twelve months ended December 31, 2022. A portion of this error impacted our accelerated technology investment adjustment and the income tax effect of this adjustment.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Leverage Ratio (Unaudited)
(dollars in millions)

	Twelve Months Ended December 31,
	2023	2022
Reconciliation of net (loss) income attributable to TransUnion to Consolidated Adjusted EBITDA:
Net (loss) income attributable to TransUnion[7]	$(206.2)	$266.3
Discontinued operations, net of tax	0.7	(17.4)
(Loss) income from continuing operations attributable to TransUnion[7]	$(205.4)	$248.9
Net interest expense	267.5	226.2
Provision for income taxes[7]	44.7	118.9
Depreciation and amortization	524.4	519.0
EBITDA[7]	$631.2	$1,113.1
Adjustments to EBITDA:
Goodwill impairment	$414.0	$—
Stock-based compensation	100.6	81.1
Operating model optimization program[1]	77.6	—
Accelerated technology investment[2,7]	70.6	54.0
Mergers and acquisitions, divestitures and business optimization[3]	34.6	50.7
Net other[4]	15.2	46.1
Total adjustments to EBITDA[7]	$712.5	$231.9
Consolidated Adjusted EBITDA[7]	1,343.7	1,344.9
Adjusted EBITDA for Pre-Acquisition Period[5]	—	6.4
Leverage Ratio Adjusted EBITDA[7]	$1,343.7	$1,351.3

Total debt	$5,340.4	$5,670.1
Less: Cash and cash equivalents	479.9	585.3
Net Debt	$4,860.5	$5,084.8

Ratio of Net Debt to Net (loss) income attributable to TransUnion[7]	(23.6)	19.1
Leverage Ratio[6,7]	3.6	3.8

As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Consists of restructuring expenses of $71.9 million related to employee separation costs and $3.4 million related to non-cash facility lease impairments, as well as $2.3 million related to business process optimization expenses included primarily in selling, general and administrative.
2.Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform including the redundant software costs during the migration period as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

	Twelve Months Ended December 31,
	2023	2022
Foundational Capabilities	$35.8	$34.1
Migration Management	29.6	14.6
Program Enablement	5.2	5.3
Total accelerated technology investment	$70.6	$54.0
3.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

	Twelve Months Ended December 31,
	2023	2022
Transaction and integration costs	$30.9	$56.9
Post-acquisition adjustments	4.3	(3.4)
Fair value and impairment adjustments	1.6	4.0
Transition services agreement income	(2.5)	(6.8)
Loss on business disposal	0.3	—
Total mergers and acquisitions, divestitures and business optimization	$34.6	$50.7

4.Net other consisted of the following adjustments:

	Twelve Months Ended December 31,
	2023	2022
Deferred loan fee expense from debt prepayments and refinancing	$9.3	$9.3
Currency remeasurement on foreign operations	4.8	6.3
Other debt financing expenses	2.2	1.7
Legal and regulatory expenses, net	—	28.4
Other non-operating (income) and expense	(1.0)	0.3
Total other adjustments	$15.2	$46.1

5.For years in which we made significant acquisitions, we have included a twelve-month period of adjusted EBITDA including Adjusted EBITDA for the period prior to our acquisition. The twelve months ended December 31, 2021 includes the eleven months of Adjusted EBITDA related to Neustar and Sontiq prior to our acquisitions in December 2021. The twelve months ended December 31, 2022 includes the three months of Adjusted EBITDA related to Argus prior to our acquisition in April 2022.
6.We define Leverage Ratio as net debt divided by Leverage Ratio Adjusted EBITDA as shown in the table above.
7.     Our results for the twelve months ended December 31, 2022 have been adjusted to correct an immaterial error related to an over accrual of expenses, net of the related income tax effect, during the twelve months ended December 31, 2021, that had previously been corrected out of period during the twelve months ended December 31, 2022. A portion of this error impacted our accelerated technology investment adjustment.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

U.S. Markets	$92.3	$89.2	$359.0	$352.5
International	30.9	31.2	126.4	126.9
Consumer Interactive	9.0	8.5	34.6	34.8
Corporate	1.1	1.1	4.4	4.9
Total depreciation and amortization	$133.3	$130.1	$524.4	$519.0
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$22	$27	$211	$244
Interest, taxes and depreciation and amortization	204	206	848	859
EBITDA	$226	$233	$1,059	$1,102
Stock-based compensation, mergers, acquisitions, divestitures and business optimization, operating model optimization program, accelerated technology investment, and net other adjustments[1]	98	98	339	339
Adjusted EBITDA	$324	$331	$1,398	$1,441

Net income attributable to TransUnion margin	2.3%	2.7%	5.3%	6.1%
Consolidated Adjusted EBITDA margin[2]	33.4%	33.8%	35.3%	35.8%

Guidance reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.11	$0.14	$1.08	$1.24
Adjustments to diluted earnings per share[1]	0.68	0.68	2.49	2.49
Adjusted Diluted Earnings per Share	$0.79	$0.81	$3.57	$3.74
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.
2.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

SCHEDULE 8
TRANSUNION AND SUBSIDIARIES
Revision of Previously Issued Financial Statements (Unaudited)
(in millions, except per share data)

During the fourth quarter of 2023, the Company identified an error in the classification of certain costs between cost of services and selling, general and administrative in our Consolidated Statements of Operations, which resulted in an understatement of cost of services and an overstatement of selling, general and administrative in equal and offsetting amounts resulting in no impact to total operating expenses, operating income, or net income. This error was incremental to the classification error of employee costs related to certain of our recent acquisitions that was identified in the second quarter of 2023. In addition, we corrected an immaterial error related to an over accrual of expenses, net of the related income tax effect, during the twelve months ended December 31, 2021, that had previously been corrected out of period during the twelve months December 31, 2022. We will provide additional information regarding this matter in our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC later this month.

A summary of the revision to the impacted financial statement line items in the Company’s previously issued Consolidated Statements of Operations included in our (i) Annual Report on Form 10-K for the year ended December 31, 2022, (ii) Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and the three and six months ended June 30, 2023, and (iii) Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the three and nine months ended September 30, 2023, is as follows:

	Three Months Ended
	March 31, 2023[1]	June 30, 2023[2]	September 30, 2023[2]
Cost of services (exclusive of depreciation and amortization):
As Reported	$324.9	$365.5	$344.8
Adjustment	55.9	21.5	24.0
As Revised	$380.8	$387.0	$368.8

Selling, general and administrative:
As Reported	$340.5	$314.0	$314.8
Adjustment	(55.9)	(21.5)	(24.0)
As Revised	$284.6	$292.5	$290.8

1.The As Reported amounts represent the originally reported cost of services and selling, general and administrative amounts reported in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The Adjustment amounts above includes the correction of employee costs related to certain of our recent acquisitions in the second quarter of 2023 and certain expenses in the fourth quarter of 2023.
2.The As Reported amounts represent the originally reported cost of services and selling, general and administrative amounts reported in our Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2023 and the three and nine months ended September 30, 2023. The Adjustment includes only the classification error for certain expenses identified in the fourth quarter of 2023.

	Three Months Ended December 31, 2022			Twelve Months Ended December 31, 2022
	As Reported[1]	Adjustment[2]	As Revised	As Reported[1]	Adjustment[2]	As Revised
Cost of services (exclusive of depreciation and amortization)	$311.2	$43.4	$354.6	$1,222.9	$162.2	$1,385.1
Selling, general and administrative	317.3	(43.4)	273.9	1,337.4	(158.0)	1,179.4
Total operating expenses	758.5	—	758.5	3,079.3	4.2	3,083.5
Operating income	143.5	—	143.5	630.5	(4.2)	626.3
Income from continuing operations before income taxes	71.2	—	71.2	387.2	(4.2)	383.0
Provision for income taxes	(35.8)	—	(35.8)	(119.9)	1.0	(118.9)
Income from continuing operations	35.3	—	35.3	267.3	(3.2)	264.1
Net income	50.4	—	50.4	284.7	(3.2)	281.5
Net income attributable to TransUnion	46.4	—	46.4	269.5	(3.2)	266.3

Income from continuing operations attributable to TransUnion	31.4	—	31.4	252.1	(3.2)	248.9

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	0.16	—	0.16	1.31	(0.02)	1.29
Net income attributable to TransUnion	0.24	—	0.24	1.40	(0.02)	1.38

Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	0.16	—	0.16	1.31	(0.02)	1.29
Net income attributable to TransUnion	0.24	—	0.24	1.40	(0.02)	1.38

Non-GAAP Measures
Consolidated Adjusted EBITDA	$321.3	$—	$321.3	$1,346.5	$(1.6)	$1,344.9
Adjusted Net Income	151.6	—	151.6	700.1	(1.2)	698.9
Adjusted Diluted Earnings Per Share	0.78	—	0.78	3.62	—	3.62

1.The As Reported amounts in this table were previously reported in a press release issued by the Company and filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 14, 2023, and in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for the twelve months ended December 31, 2022.
2.The Adjustment amounts above include the correction of employee costs related to certain of our recent acquisitions in the second quarter of 2023 and certain expenses in the fourth quarter of 2023. In addition, we corrected an immaterial error related to an over accrual of expenses, net of the related income tax effect, during the twelve months ended December 31, 2021, that had previously been corrected out of period during the twelve months ended December 31, 2022.